EXHIBIT 12

                               RJR NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                 THREE MONTHS
                                                                                    ENDED
                                                                                MARCH 31, 1995
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Earnings before fixed charges:
  Income before minority interest in income of Nabisco.......................        $208
  Provision for income taxes.................................................         159
                                                                                    -----
  Income before income taxes.................................................         367
  Interest and debt expense..................................................         220
  Interest portion of rental expense.........................................          13
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Earnings before fixed charges................................................        $600
                                                                                    -----
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Fixed charges:
  Interest and debt expense..................................................        $220
  Interest portion of rental expense.........................................          13
  Capitalized interest.......................................................           3
                                                                                    -----
    Total fixed charges......................................................        $236
                                                                                    -----
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Ratio of earnings to fixed charges...........................................         2.5
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